As Filed With the Securities and Exchange Commission on September 10, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Initial Filing

FORM S1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLARIDGE VENTURES, INC.
(Name of Small Business Issuer in its Charter)

Nevada	1000	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                                                                   Suite 2106-24 Hemlock Crescent SW

                                                            Calgary, Alberta T3C 2Z1

                                                             403-819-6090

                                    (Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
           Nevada Agency and Trust                                                                           Joseph I. Emas

           50 West Liberty Street, Suite 880                                                                1224 Washington Avenue

           Reno Nevada, 89501                                                                            Miami Beach, Florida, 33139
         (775) 322-0626                                                                                 Telephone: (305) 531-1174
                                                                                                                                Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company X (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	3,285,000	$131,400	$0.04	$131,400	$5.16

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated: September 10, 2008

Prospectus

CLARIDGE VENTURES, INC.

3,285,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

If we fail to make required payments or expenditures, we could lose title to the mining claim. 8

Because we have only recently commenced business operations, we face a high risk of business failure. 8

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds. 8

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work. 8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail. 9

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 9

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found 9

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. 9

Because access to our mining claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 9

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program. 10

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 10

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program. 11

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing. 10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares. 11

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 11

 Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 11

Use of Proceeds 12

Determination of Offering Price 12

Dilution 12

Selling Shareholders 12

Plan of Distribution 15

Legal Proceedings 18

Directors, Executive Officers, Promoters and Control Persons 19

Security Ownership of Certain Beneficial Owners and Management 20

Description of Securities 21

Interest of Named Experts and Counsel 22

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 23

Organization within Last Five Years 23

Description of Business 23

Management's Discussion and Analysis 31

Description of Property 36

Certain Relationships and Related Transactions 36

Market for Common Equity and Related Stockholder Matters 38

Executive Compensation 39

Financial Statements F-2 – F-16

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 41

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have funds to complete phase 1 and a portion of phase 2 of our anticipated exploration program. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On July17, 2008, we acquired the Pyramid Prospect comprising of two claim blocks of 10 claims and 14 claims respectively, and are located 30 air miles north of Reno/Sparks Nevada on the Walker Lane Trend, Washoe County Nevada from David Bending for the sum of $21,500 for a 100% interest in the property. There is no royalty interest attached to the claims and the claims have been registered in the name of Claridge Ventures with the State of Nevada. The closest community is that of Reno/Sparks, approximately 30 air miles north to the of the claim blocks. The claims are centered on latitude 50º 07' 18" N and  120º 50' 11" W longitude There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Mr. Ken Edmundson and Robert Edmundson, our directors and officers have had no previous experience in mineral exploration or operating a mining company. Our directors own 60.36 % of our outstanding common stock. Since our directors own a majority of our outstanding shares and they are the sole directors and officers of our company they have the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

In July 2008 we engaged a professional Geologist named David Bending who is familiar with the area where our property lies, in order to develop a report about our mining claims. The report entitled “Report on the Pyramid Prospect dated July 22, 2008 describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claims.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claim are without known reserves and we are planning a four phase program to explore our claims.

4

The claims are not accessible all year round, there are periods where our claims may be un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about eight to nine months per year. We plan commence exploration on our claims in September or October 2008 and our goal is to complete the first phase of exploration before November 30, 2008, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Initial Geological and Geochemical Screening	Between September 1, 2008 and November 30, 2008
Phase Two	Detailed Evaluation, Permitting and Target Sampling in Preparation for Trenching:	Between May 1, 2009 and July 31, 2009
Phase Three	Ground Work, Site Prep, geophysics as warranted	Between August 1, 2009 and October 31, 2009
Phase Four	Drilling and follow up evaluation	Between May 1, 2010 and October 31 2010

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claims we will abandon the claims and stake or acquire new claims to explore. We will continue to stake and explore claims as long as we can afford to do so.

To date we have raised $70,700 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
June 30, 2008	$0.001	5,000,000	$5,000
June 30, 2008	$0.02	3,285,000	$65,700

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

5

Name, Address, and Telephone Number of Registrant

Claridge Ventures, Inc.

Suite 2106-24 Hemlock Crescent SW

Calgary, Alberta , Canada T3C 2Z1

403-819-6090

The Offering

Securities Offered	Being up to 3,285,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell their shares at $0.04per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $     . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 3,285,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	8,285,000 shares of our common stock are issued and outstanding as of. September 10, 2008 All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

6

Summary Financial Information

The tables and information below are derived from our audited financial statements and interim financial statements for the period ended July 31, 2008. We have working capital of $27,867 as at September 10, 2008

Financial Summary	July 31, 2008 $
Cash	35,367
Total Assets	35,367
Total Liabilities	7,500
Total Liabilities and Stockholder's Equity	27,867

Statement of Operations	For the Year Ended July 31, 2008	From inception May 7, 2008 to July 31, 2008
Revenue	−	−
Net Loss For the Period	(42,833)	(42,833)
Net Loss per Share	(0.00)	−

The book value of our company's outstanding common stock is $0.00 per share as at                September 10, 2008

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and second phase of exploration on our mining claims. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claims. We have not made arrangements to secure any additional financing.

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If we fail to make required payments or expenditures, we could lose title to the mining claims.

In order to retain title to the mining claims, we are required to perform exploration work totaling at least $120 per claim on the mining claims by. August 31, 2009. If we fail the make and file the required expenditures we will lose title to the mining claims.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on May 7, 2008 and to date have been involved primarily in organizational activities, acquiring our mining claims and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of September 10, 2008. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mining claims, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and Phase Four exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our Directors and Officers have had no previous experience operating an exploration or mining company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our directors and officers own the majority of our company's common stock, they have the ability to override the interests of the other stockholders.

Our Directors own 60.36% of our outstanding common stock and serves as our sole directors. Investors may find the corporate decisions influenced by our Directors are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claims may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the State of Nevada. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

9

As we undertake exploration of our mining claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on, May 7, 2008 and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 3,285,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 39.64 % of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

11

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the offering price of $0.02 is based on what we found could attract investors to invest in our high risk mineral exploration company. The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,285,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The offering was conducted at a price of $0.02 per share, of which  3,285,000 shares of common stock were sold and the offering was closed on June 30, 2008.

The shares were sold solely by our Directors to their family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of September 10, 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

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Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Eriko Adachi	50,000	50,000	Nil	Nil
Paul Bergmann	70,000	70,000	Nil	Nil
Gordon Boultbee	100,000	100,000	Nil	Nil
Kathryn Boultbee	95,000	95,000	Nil	Nil
Melorie Dawn Broten	40,000	40,000	Nil	Nil
Shawn Buchanan	125,000	125,000	Nil	Nil
Ward Brown	75,000	75,000	Nil	Nil
Cindy Brewster	115,000	115,000	Nil	Nil
Allan Chambers	85,000	85,000	Nil	Nil
Deborah J Chambers	85,000	85,000	Nil	Nil
Rochelle Dvorkin	125,000	125,000	Nil	Nil
Cheryl Eberley	90,000	90,000	Nil	Nil
Lois Edmundson	100,000	100,000	Nil	Nil
Melina Edmundson	85,000	85,000	Nil	Nil
Jim Hamlin	75,000	75,000	Nil	Nil
Jodi Hamlin	60,000	60,000	Nil	Nil
Michael Hansen	60,000	60000	Nil	Nil
Allan Holmes	75,000	75,000	Nil	Nil
Cheryl Holmes	75,000	75,000	Nil	Nil
Michelle Houle	75,000	75,000	Nil	Nil
John Hould	75,000	75,000	Nil	Nil
Seann Hould	60,000	60,000	Nil	Nil
Mark Innes	90,000	90,000	Nil	Nil
James Kung	50,000	50,000	Nil	Nil
Tove Larsen	80,000	80,000	Nil	Nil
Darren Craig Lelond	75,000	75,000	Nil	Nil

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Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Teresa Frances Lelond	75,000	75,000	Nil	Nil
John MacBeath	75,000	75,000	Nil	Nil
Lori Meier	75,000	75,000	Nil	Nil
Kent Merriman	75,000	75,000	Nil	Nil
David Montpetit	100,000	100,000	Nil	Nil
Todd Nielson	75,000	75,000	Nil	Nil
Beth Oliver	75,000	75,000	Nil	Nil
Marlee Oliver	125,000	125,000	Nil	Nil
Donna Power	85,000	85,000	Nil	Nil
Christopher Thomas John Robinson	95,000	95,000	Nil	Nil
Sherri Lynn Robinson	90,000	90,000	Nil	Nil
Ron Ruggles	50,000	50,000	Nil	Nil
Robert Paul Ruggles	75,000	75,000	Nil	Nil
Robert Shineton	125,000	125,000	Nil	Nil
Total	3,285,000	3,285,000

Family Relationships

Kenneth Edmundson and Robert Edmundson are Brothers, Lois Edmundson is the wife of  Robert Edmunson and Melina Edmundson is the Mother of Kenneth and Robert. Gordon Boultbee And Kathryn Boultbee are husband and wife; Allan Chambers and Deborah Chambers are husband and wife; Jim Hamlin and Jodi Hamlin are brother and sister: Allan Holmes and Cheryl Holmes are husband and wife: John Hould and Seann Hould are husband and wife; Daniel Lelond and Theresa Lelond are husband and wife; Beth Oliver and Marlee Oliver are sisters: Christopher Robinson and Sherri Robinson are husband and wife; Ron Ruggles and Robert Ruggles are brothers.

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Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 8,285,000 shares of common stock outstanding on September 10, 2008. The selling shareholders named in this prospectus are offering a total of 3,285,000 shares of common stock which represents 39.64% of our outstanding common stock on

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

Has ever been one of our officers or directors; or

3.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

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Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 35 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings previously or currently being undertaken for or against us, nor are any contemplated.

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Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Kenneth Edmundson	44	President, Chief Executive Officer and Director since May 7, 2008
Robert Edmundson	48	Secretary, Treasurer and Director since May 7, 2008

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Kenneth Edmundson

Mr. Edmundson has acted as our President, Chief Executive Officer, Chief Financial officer and Director since our inception on May 7, 2008. Mr. Edmundson is currently employed by Wealthstreet Inc. a Calgary based Private Investment and Financial Company where his focus was on Private Equity Investments sales. Mr. Edmundson’s background includes, 11 years of Retail Management, which included 8 years with Sport Mart Inc, which is now a division of The Forzani Group of Companies. He started in Store Management moving to Senior Management, building the company from 2 to 20 locations in Western Canada. From there Mr. Edmundson moved to the Investment Industry where he spent 8 years as an Investment Advisor with Canaccord Capital and Raymond James Ltd. in Calgary, Alberta.

Robert Edmundson

Mr. Edmundson has acted as our Secretary, Treasurer, and Chief accounting Officer and Director since our inception on May 7, 2008.  Mr. Edmundson is currently employed by the Murray Auto Group. Prior to his current employment he was with MTS Allstream Inc. in various positions for more than 23 years. During his tenure he managed sales and corporate relationships including Manager of Municipal Affairs/ 9-1-1 Service. Mr. Edmundson also holds a two year certificate in Business Administration from Assiniboine College.

Given that our directors have no previous experience in mineral exploration or operating a mining and exploration company, our directors also lack accounting credentials, they intend to perform their job for us by engaging consultants who have experience in the areas where they are lacking. Our directors are also studying information about our industry to familiarize themselves with our business.

Significant Employees and Consultants

We have no significant employees other than our Directors and Officers. Mr. Kenneth Edmundson will devote approximately 10 hours per week or 25% of his working time to our business, With Mr. Robert Edmundson contributing on an as needed basis.

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Conflicts of Interest

Though our directors do not work with any other mineral exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 10, 2008, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Kenneth Edmundson President, Principal Executive Officer, Principal Financial Officer, and Director Suite 2106-24 Hemlock Crescent SW Calgary, Alberta T3C 2Z1	3,000,000	36.22

Common Stock	Robert Edmundson Secretary, Treasurer, Principal Accounting Officer and Director Suite 2106-24 Hemlock Crescent SW Calgary, Alberta T3C 2Z1	2,000,000	24.14%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	5,000,000	60.36%

The percent of class is based on 8,285,000 of common stock issued and outstanding as of        September 10, 2008.

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The persons listed above are the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at September 10, 2008, 8,285,000 shares of common stock are issued and outstanding and held by 42 shareholders of record. In the opinion of our securities lawyer, Joseph I. Emas, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of September 10, 2008, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future to purchase our securities.

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Options

As of September 10, 2008, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of September 10, 2008, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Council

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Jewett, Schwartz, Wolfe and Associates Certified Public Accountants, of Hollywood Florida, USA to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for our mining claims was prepared by David Bending, Professional. Geologist, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Bending as a Professional Geologist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on May 7, 2008 under the laws of the state of Nevada. On the date of our incorporation, we appointed Kenneth Edmundson and Robert Edmundson as our Directors. On May 7, 2008, Mr. Kenneth. Edmundson was appointed President, Principal Executive Officer, Principal Financial Officer, and Robert Edmundson  was appointed  Secretary, Treasurer and Principal Accounting Officer of the company. Our Directors may be deemed to be our promoters. On July 17, 2008 we entered into an agreement with David Bending to acquire a 100% interest in the Pyramid Prospect mining claims located in Washoe County Nevada, in consideration for $21,500. The claims are registered in the name of Claridge Ventures, Inc.

Description of Business

Business Development

We are a startup exploration stage company without operations, and we are in the business of mineral exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined.

On July 17, 2008, we acquired two mining claim blocks comprising of 10 claims and 14 claims, covering an area of 480 acres respectively, from David Bending, the two claim blocks are known as the Pyramid Prospect.

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The mining claims were staked by David Bending and were acquired by us on July 17, 2008 from Mr. Bending. The mining claims are located in Washoe County Nevada, approximately 30 air miles north of Reno/Sparks near Pyramid Lake. The claim numbers of the Pyramid Prospect range from NMC996660-NMC6683 and are in good standing until August 31, 2009. The total area of our mining claims amounts to approximately 480 acres.

Our Directors have had no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In July 2008, we engaged a professional Geologist named David Bending who is familiar with the area of the Pyramid Prospect to develop a report about our mining claims. The report entitled “Report On the Pyramid Prospect dated July 22, 2008 describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our consulting Geologist, Mr. Bending is a Professional Geologist. He has an office in Reno Nevada. He is a qualified professional geologist with a BSC from the University of Oregon and an MSC from the University of Toronto, Canada, obtained in 1983. He has practiced his profession for the past 31 years in North America, South America, Asia, and in Africa. He is a member in good standing in the Prospector’s and Developer’s association of Canada, the Geological Society of Nevada and a fellow of the Society of Economic Geologists. Mr. Bending does not own any interest in our claim and is not a shareholder or affiliate of our company.

The cost of the mining claim charged to operations by us was $21,500 which represented the cost to acquire the claims and geological report from David Bending. However, we will incur much more significant expenses in order to explore our claim as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in USA or elsewhere.

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Location and Means of Access to Our Mining Claim

The Pyramid Prospect lies approximately 30 air miles north of Reno/Sparks Nevada. The claims are centered on latitude 50º 07' 18" N and 120º 50' 11" W longitude. Active roads provide excellent access, to the claims themselves.

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Mining Claim Description

The Pyramid Prospect mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the State of Nevada as described below. The claims cover an area of 480 acres. We have no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements. The claim numbers, registered owner number, expiry date, number of units, and work requirement as typically recorded in the State of Nevada is as follows:

Claim Number	Registered Owner	Due Date	Number of Claims	Work Requirement
NMC996660-NMC996683	Claridge Ventures, Inc. (100%)	2009-Aug-31	24	$2,880

The Pyramid Prospect mining claims are located in Washoe County, Nevada approximately 30 air miles north of Reno/Sparks Nevada. The claims are centered on latitude 50º 07' 18" N and 120º 50' 11" W longitude. Our consulting Geologist has written a report and provided us with recommendations of how we should continue to explore our claims.

There is no assurance that a commercially viable mineral deposit exists on the claim. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of our subsidiary. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting Geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claim, we are required to perform and file exploration work totaling $2,880 on the mining claims by August 31, 2009.

History of the Pyramid Prospect and of the Mining Claims Area

The following history is summarized from the report prepared by our consulting Geologist, David Bending dated July 22, 2008 concerning our mining claims. Until we can validate otherwise, the claims are without known reserves and we have planned a four phase program to explore our claims.

Wallace (1975) completed a Ph.D. thesis at the University of Nevada at Reno documenting the mineral deposits and Zoning in the district. In 1976 the Anaconda Corporation conducted regional IP surveys to map the Porphyry target.

In 1981 Richard Nielson defined an extensive gold – silver geochemical anomaly which remains to be tested in a systematic manner and drilled four short RC (Reverse Circulation) drillholes which were stopped at the water table without testing the Porphyry Target.

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In 1987 Schurer and Fuchs, Mineral Consultants, conducted an evaluation of  the patented lands held by Golden Crescent with reference to the work by Wallace, Nielson and Anaconda.  They concluded that the regional targets of interest, which were partly present in but generally extended beyond the patented lands, included a high level mineralized porphyry complex, a peripheral enargite – pyrite zone with disseminated gold potential, an outer polymetallic vein zone including the Ruth Mine, and a deep gold – copper rich potassic core in the porphyry center.

The concepts embraced in the Schurer and Fuchs (1987) evaluation stimulated subsequent programs by Battle Mountain Exploration, Gold Fields Mining Corporation, Echo Bay Mining Company and Lac Minerals which involved geological mapping, geochemical surveys, spotty ground geophysics, and 28 RC holes with cumulative depth of 5,000 meters.  The results of some of this work are available for review at the Nevada Bureau of Mines in Reno.  The author has not taken the time to synthesize the data, which includes some encouraging vein and disseminated intercepts including one drillhole (from the Ruth Vein, which is not present in the lands subject to this report) which returned 0.51 ounces per ton (15.05 g/t) across 3 meters (a true width of 1.5 meters).  Sample results reported by the USBM (Garside Et al. (2000)) show anomalous to ore grade (exceeding 1.0 gram per tonne) gold values in samples collected throughout the district, including from prospects within both the east block and the west block of the subject claims.   The location of these gold bearing samples is included in the attached geological map (yellow stars are significant values between 0.1 gram per tonne and 19 grams per tonne, and white stars are less than 1.0 gram per tonne).

Exploration work in the area was suspended about 1996 as gold prices declined, the Bre-x scandal weakened junior exploration markets, and the major gold companies concentrated on sediment hosted targets, corporate consolidation and headframe exploration around their large operations. The district has remained idle to date despite the attractive geological opportunities present.  The USBM work coupled with the availability of the historic data renders the project a technically sound and very cost effective business opportunity.

Present Condition of the Mining Claims

Our Consulting Geologist has been onto the mining claims. Our consulting Geologist has indicated that the topography of the claims range from moderately hilly to steep and mountainous, covering rolling ridge tops and canyons.  The climate is dry, and the prevailing vegetation is sage brush with small juniper trees on north facing slopes.  Mule deer, antelope, quail and doves are the main wildlife species found here, and it is probably that the occasional black bear passes through the area.   Rock outcrops comprise about 15% of this area.  Some small springs exist in the area but none of the canyons hold watercourses with fish or other species of special interest.

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Geology of the Mining Claims

The Pyramid District is hosted by Oligocene and Miocene ash flow tuffs and breccias, covered in part by Late Tertiary dacite and microdiorite and intruded by andesitic dikes and stocks.  These rocks are dissected by a network of NE and NW trending strike slip faults and underlain by a  partly dissected Miocene Caldera.  The regional structural trend, part of the Walker Lane Structural Trend, is a zone of complex faulting separating the Sierra Nevada Block from the Basin and Range Province (Bonham and Papke (1969).  The known mineral deposits in the district have been dated at 23 million years, which coincides with the age of the major mineral deposits at Tonopah, Paradise Peak, Santa Fe and Goldfield.

Bonham and Papke (1969) and Garside Et Al.(2003) document that the host rocks in the Pyramid District are Miocene and Oligocene silicic (dacitic, locally rhyolite) ash flow tuffs and breccias.  The target structures are a series of northwest trending fault and shear systems, subject to moderate to intense acid sulphate alteration and locally coincident with variably brecciated andesitic dikes.  The Nevada Bureau of Mines and Geology’s studies further indicate that the altered tuffs that host the vein structures are lie within and are overprinted by alteration related to a volcano – tectonic collapse structure (caldera) which is further related to very extensive argillic alteration east of the study area.

Structurally controlled high sulphidation alteration zones, quartz veins, breccias and silicified lenses are hosted in clay and sericite altered acidic tuffs through most of the area of interest.  The mineralized bodies are best defined and known in the Patented Mining Claims which host the Cinch, Jones – Kinkaid and Burrus Veins but are documented in the subject claims.   The eastern extensions and offsets of the Burrus Vein system are present in the Subject East Claim Block held by Claridge Ventures Inc.  In addition to these relatively narrow veins, which hosts values as high as 0.75 ounces per ton Au, the potential remains to identify larger zones of low grade disseminated low grade gold – silver mineralized zones.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

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Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Act for the State of Nevada. The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claims, but we believe this is unlikely.

Exploration Expenditures

We have not made any expenditures in regard to the actual exploration of our mining claims, other than spending $21,500 for our property acquisition and geological report.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than our directors. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the Pyramid Prospect.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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Managements Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claims. We do not have enough funds to complete our Phase Three or Phase Four programs which we would plan to start in the summer of 2009, if the results of our Phase One and Phase Two exploration programs are encouraging. The following is a brief summary of our four phase exploration program:

1.

The next anniversary date of our mining claims is August 31, 2009. In order to keep the claims in good standing we must perform and register exploration work with the State of Nevada of at least $2,880 on our mining claims as recommended by our consulting Geologist, we plan to conduct the first phase of our four phase exploration program starting in September or October, 2008. This Phase One exploration program is expected to cost approximately 8,500. A Geologist and assistant will cover the property taking rock, soil and stream sediment samples then ship to a laboratory for assay. The results obtained during the Phase One exploration program will be assembled, interpreted and we will review the results.

2.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $22,022 for our Phase Two program. Our Phase two program is scheduled to proceed Between May 1, 2009 and July 31, 2009 A field crew will mobilize onto our claims, survey the claims and perform mapping and sampling (both soil And rock) and then demobilize from the area.

3.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

4.

If the Phase Three program were to proceed, our consulting Geologist has indicated that we should budget approximately $67,144 for our Phase three program. If we proceed with a Phase Three program we would do so between August 1, 2009 and October31, 2009 A field crew will mobilize onto our claims and perform a significant amount of trenching, mapping  VLF-EM and Magnetometer surveys to define mineralized targets and detailed sampling.

5.

In the case that the Phase Four program takes place, the results obtained during the Phase     Three program will be assembled, interpreted and we will review the results of the Phase three program. We will engage our consulting geologist to interpret the results of Phase Three and develop a summary report. At this stage we will have a significantly better understanding of any mineralization on our claims and be in a position to commence Diamond Drilling in 2010.

31

As at September 10, 2008, we had a cash balance of $ 35,367.If the results of the Phase One and Phase Two exploration program are encouraging, we will have to raise additional funds starting in January 2009 so that Phase three exploration could commence in May 2009.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase Three programs.. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for copper, silver and gold;

•

The results of our proposed exploration programs on the mineral property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

32

Phase One-Four Exploration Cost Review

The costs described which include the proposed budget of our Phase One through Phase Four exploration program as recommended by our consulting Geologist. The table below summarizes the cost estimate for the Phase One through Phase Four exploration programs.

BUDGET PHASE I                                                         Unit Cost Incl. Tax   Units   Total Cost

Budget -Initial Engineering Report

Cost Element

Geologist Professional Fees                                                                    800

5

4000

Rock Soil and Stream Sediment Samples 20 Samples                             30

30

900

Field Vehicles: Transportation Inclusive                                                100

5

500

Compilation and Data Input                                                                    700

3

2100

Report Preparation, Drafting and Copying, Communications                1000

1

1000

Total Including Contingencies                                                                                       8500

BUDGET PHASE 11                                                    Unit Cost Incl. Tax    Units    Total Cost

Geochemical Sampling: Soil, Rock and Talus Fines:                                 300

     10       3000

Geological Mapping and Supervision

800

10

8000

Environmental Permitting and Bonding

4000

1

4000

Assays and Analyses

28

50

1400

Sample and Materials Transportations

1000

1

1000

Field Vehicles

120

6

720

Compilation and Data Input

700

2

1400

Report Preparation, Drafting and Copying, Communications

500

1

500

Subtotal

20020

Contingency 10%

2002

BUDGET PHASE 11

22022

BUDGET PHASE III                                                    Unit Cost Incl. Tax   Units   Total Cost

Geochemical Sampling: Rock, Detailed Target Definition

20

300

6000

Geological Mapping and Supervision

800

16

12800

Environmental Permitting and Bonding

11000

1

11000

Road and Trail preparation

6000

1

6000

Trenching and Detailed Sampling

10000

1

10000

Assays and Analyses

28

150

4200

Sample and Materials Transportations

50

40

2000

Field Vehicles

120

12

1440

Compilation and Data Input

700

8

5600

Report Preparation, Drafting and Copying, Communications

2000

1

2000

Subtotal

61040

Contingency 10%

6104

BUDGET PHASE 111

67144

33

BUDGET - PHASE IV                                                  Unit Cost Incl. Tax  Units  Total Cost

Diamond Drilling 5000 Feet

40

    5000

200000

Mob/Demob

10000

1

10000

Geological Mapping and Supervision

800

30

24000

Environmental Permitting and Bonding

15000

1

15000

Road and Trail preparation

6000

1

6000

Assays and Analyses

25

1000

25000

Sample and Materials Transportations

50

50

2500

Field Vehicles

120

40

4800

Compilation and Data Input

700

20

14000

Report Preparation, Drafting and Copying, Communications

5000

1

5000

Subtotal

30630

Contingency 10%

30630

BUDGET PHASE IV

336930

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $500 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $2,500 to review our quarterly financial statements and approximately $7,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $17,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claims may not contain a commercially viable mineral deposit. If our mining claims do not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claims uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

34

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Pyramid Prospect However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of  gold, silver and copper recovered from our mining claims will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

SEC Filing Plan

We intend to become a reporting company in 2008 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, and a Form 8-A filing in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on May 7, 2008, through to September 10, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception, on May 7, 2008, to July 31, 2008, we have raised a total of $70,700 from private offerings of our common stock.

For the period from inception on May 7, 2008 to July 31, 2008 we incurred total expenses of $35,333. These expenses included general and administrative costs of $13,833 and $21,500 in mineral property costs which represented our cost to acquire our mining claims from David Bending.

35

Liquidity and Capital resources

At July31, 2008 we had a cash balance of $35,367

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at Suite 2106-24 Hemlock Crescent SW                            Calgary, Alberta T3C 2Z1

                                                                                                                                                                  Our President, Kenneth Edmundson, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have two mining claim blocks located in Washoe County, Nevada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On July 17, 2008 we acquired two mining claim blocks from David Bending.  The claims are registered in the name of Claridge Ventures, Inc. a Nevada Corporation. Additionally, Mr. Kenneth Edmundson donates services and rent to us at no cost to the Company.

36

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Kenneth Edmundson and Robert Edmundson. Except for the transactions with Mr. Edmundson noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Except as noted above, none of the following parties has, since our inception on May 7, 2008 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

37

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of September 10, 2008, we had 8,285,000 shares of our common stock outstanding of which 3,285,000 shares are owned by non-affiliate shareholders and 5,000,000 shares that are owned by our Directors and Officers who are affiliates.

Subject to the Rule 144 volume limitations described in the paragraph below there are 5,000,000 shares of our common stock owned by our directors that can begin to be sold pursuant to Rule 144 on May 21, 2008

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of September 10, 2008 we have 42 holders of our common stock.

38

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Kenneth Edmundson, President[1]	2008[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Robert Edmundson, Sec/Treas	2008[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

39

[1] Appointed President on May 7, 2008
[2] For the period from inception on May 7, 2008 to September 10, 2008
None of our directors have received monetary compensation since our inception to September 10, 2008. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on                  May 7, 2008

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that they will work for us at no cost. He will not be compensated for past, current, or future work.

40

Financial Statements

Claridge Ventures, Inc.
(An Exploration Stage Company)

July 31, 2008

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Claridge Ventures, Inc.

     We have audited the accompanying balance sheet of Claridge Ventures, Inc. (an Exploration Stage Company) as of July 31, 2008 and the related statement of operations, changes in shareholders’ equity and cash flows for the period from May 7, 2008 (inception) through July 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Claridge Ventures, Inc. as of July 31, 2008, and the results of its operations and its cash flows for the period from May 7, 2008 (inception) through July 31, 2008 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

September 5, 2008

                                                                          F-2

CLARIDGE VENTURES, INC.
(An Exploration Stage Company)

BALANCE SHEET

July 31,
2008

ASSETS

CURRENT ASSETS:
Cash	35,367

TOTAL CURRENT ASSETS	35,367

TOTAL ASSETS	$ 35,367

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	7,500

TOTAL CURRENT LIABILITIES	7,500

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Paid in capital	70,700
Accumulated deficit	(42,833)

TOTAL SHAREHOLDERS' EQUITY	27,867

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 35,367

                                                                                       F-3

CLARIDGE VENTURES, INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

For the Period
from May 7,
2008 (inception)
to July 31, 2008

REVENUES	$ -

Cost of operations	-

GROSS PROFIT	-

OPERATING EXPENSES
General and administrative expenses	11,333
Consulting	10,000
Impairment loss on mineral property costs	21,500

Total operating expenses	42,833

Loss from continuing operations
before provision for income taxes	(42,833)

Provision for income taxes	-

NET LOSS	$ (42,833)

Weighted average common shares outstanding - basic and diluted	-

Net loss per share-basic and diluted	$ -

                                                                                    F-4

CLARIDGE VENTURES , INC.
(An Exploration Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

Common Stock
			Additional		Total
	Number of		Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Equity

BALANCE, MAY 7, 2008 (INCEPTION)	-	$ -	$ -	$ -	$ -

Subscriptions received			70,700		70,700

Net loss	-	-	-	(42,833)	(42,833)

BALANCE, JULY 31, 2008	-	$ -	$ 70,700	$ (42,833)	$ 27,867

CLARIDGE VENTURES, INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

For the Period
from May 7,
2008 (inception) to
July 31, 2008
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$ (42,833)
Adjustments to reconcile net loss to net cash
Impairment loss on mineral property costs	21,500
Changes in assets and liabilities:
Accounts payable and accrued expenses	7,500

NET CASH USED IN OPERATING ACTIVITIES	(13,833)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of mineral rights	(21,500)
NET CASH USED BY INVESTING ACTIVITIES	(21,500)

CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	-
Net proceeds from subscriptions receivable	70,700
NET CASH PROVIDED BY FINANCING ACTIVITIES	70,700

Increase in Cash and Cash Equivalents	35,367

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 35,367

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Claridge Ventures, Inc. (the Company) was incorporated in the State of Nevada on May 7, 2008 The Company was organized to explore mineral properties in the State of Nevada. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable. The Company. has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean the Company.

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of July 31, 2008 the Company had $35,367 in cash and accumulated net losses of $42,833 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as maybe required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations. The Company is not currently earning any revenues.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

 These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7. “Accounting and Reporting by Development Stage Enterprises”.

                                                                                     F-7

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception (May 7, 2008) to July 31, 2008.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.  At July 31, 2008 the Company did not have any cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on May 7, 2008 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

Net Income (Loss) Per Share

SFAS 128 "Earnings per Share” requires dual presentation of basic earnings per share (EPS) and diluted EPS on the face of all income and loss statements. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. At July 31, 2008, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

Fair Values of Financial Instruments

Financial instruments include cash and accounts payable. Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of July 31, 2008 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with SFAS 109, "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Regulatory Matters

The Company and its mineral property interests may be subject to a variety of National and State regulations governing land use, health, safety and environmental matters. The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

Concentration of Credit Risk

The Company maintains its cash accounts in one commercial bank. The Company's cash accounts are in a business checking account in a high quality financial institution..

Accounting for Derivative Instruments and Hedging Activities

The Company has adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative maybe specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

Stock-based Compensation

The Company adopted the fair value method of accounting for stock-based compensation recommended by SFAS 123, "Accounting for Stock-based Compensation". The Company does not have a stock option plan nor has it granted any stock options since inception.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

Accounting Changes and Error Corrections

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

The Company adopted SFAS 154 on May 7, 2008 and does not expect it to have a material impact on its results of operations and financial condition.

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures its assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and has been adopted by the Company at the date of its inception. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109".  FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company has adopted this on the date of its inception.   The Company is currently evaluating the effect that the adoption of FIN 48 will have on its results of operations and financial condition and is not currently in a position to determine such effects, if any.

Taxes Collected and Remitted to Governmental Authorities

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis.. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008 and has been adopted by the Company since the date of its inception. The Company has not collected any such taxes.

Accounting for Rental Costs Incurred During a Construction Period

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company on May 7, 2008 The Company’s adoption of FAS 13-1 will not materially affect its results of operations and financial position.

Considering the Effects of Prior Year Misstatements

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”.   SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

FAS 123(R)

FAS 123(R) was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.

The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP October 10, 2006, which is the date posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R) to have a material impact on its consolidated results of operations and financial condition.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion ( Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account seperately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borriwing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for us as of January 1, 2009 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in

SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.

Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

                                                     F-14

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

NOTE 3 – MINERAL LEASES AND CLAIMS

On July 17, 2008 the Company acquired a 100% interest in numerous claims known as the Pyramid Properties, located in the State of Nevada. The claims were purchased for $21,500 cash and accompanying the property purchase was a geological report which was included in the purchase price. During the year ended July 31, 2008, the Company determined that the carrying amount of the mineral claims were in excess of its estimated fair value and recognized an impairment loss on mineral claims costs of $21,500.

NOTE 4 – INCOME TAXES

The Company has incurred operating losses of approximately $42,833 which, if unutilized, will expire through to 2025. The tax benefit associated with these operating losses approximates $14,563. A valuation allowance has been recorded in these financial statements, which offsets this tax benefit.

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. A valuation allowance of 100% of the deferred tax assets was made; there are no deferred taxes as of July 31, 2008. There was no income tax expense for the years ended July 31, 2008 due to the Company’s net losses.

The Company’s tax benefit differs from the “expected” tax benefit for the years ended July 31, 2008, which is (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

May 7, 2008 (inception) Through July 31, 2008
Computed “expected” tax benefit	$14,563
Less; benefit of operating loss carryforwards	14,563
$-

The effects of temporary differences that gave rise to deferred tax assets at July 31, 2008 are as follows:

2008
Current	$-
Non-current	42,833
Total gross deferred tax assets	42,833
Less valuation allowance	(42,833)
Net deferred tax assets	$-

                                                F-15

CLARIDGE VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2008

NOTE 5 –SUBSCRIPTIONS

The Company has received share subscriptions from a total of 40 individuals between May 7, 2008 and July 31, 2008. 5,000,000 shares were purchased at $0.001 by two individual for total proceeds of $5,000; 3,285,000 shares were purchased at $0.02 by 37 individuals for a total proceeds received by the company of $70,700.

NOTE 6 – RELATED PARTIES

As mentioned in Note 5 above 5,000,000 shares were purchased at $0.001 by two individuals for total proceeds of $5,000. These individuals are the Directors and officers of the Company.

                                                                            F-16

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on May 7, 2008, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

41

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

II-1.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	5.16
Legal Fees and Expenses	6,000
Accounting Fees and Expenses	1,250
Auditor Fees and Expenses	15,000
Electronic Filing Fees	2,750
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	1,000
Total	$26,005

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of September 10, 2008, we have sold 8,285,000 shares of unregistered securities. All of these shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.

On June 30, 2008 we issued 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000 received from our Directors;

2.

On June 30, 2008 we issued 3,285,000 shares of common stock at a price of $0.02 per share for cash proceeds of $65,700 to 40 non-affiliate Canadian residents.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Subscription Agreement
5.1	Opinion and Consent of Lawyer Joseph I. Emas
10.1	Property Agreement
14.1	Financial Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Geologist
23.3	Consent of Lawyer Joseph I. Emas See Exhibit 5.1

Undertakings

The undersigned small business issuer hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

ii.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

iii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iv.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

v.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta on September 10, 2008.

Claridge Ventures, Inc.

By:

/s/ Kenneth Edmundson
Kenneth Edmundson
Director, President, , Principal Financial Officer and Principal Financial Officer

/s/Robert Edmundson

Robert Edmundson
Director, Secretary, Treasurer, Principal Accounting Officer

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Kenneth Edmundson

Kenneth Edmundson
Director, President, Principal Executive Officer and Principal Financial Officer

/s/Robert Edmundson                                                                                                                          Robert Edmundson
Director, Secretary, Treasurer, Principal Accounting Officer

September 10, 2008